Exhibit n.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No. 333-194870) on Form N-2/A of Solar Capital Ltd. of our report dated February 14, 2014, relating to our audit of the consolidated financial statements of Crystal Capital Financial Holdings, LLC as of and for the year ended December 31, 2013.

McGladrey LLP

Boston, Massachusetts

April 1, 2015